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As filed with the Securities and Exchange Commission on July 19, 2013

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STREAMLINE HEALTH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	31-1455414 (I.R.S. Employer Identification No.)

1230 Peachtree Street, NE, Suite 1000
Atlanta Georgia 30309
(404) 446-0050
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nicholas A. Meeks
Chief Financial Officer
Streamline Health Solutions, Inc.
1230 Peachtree Street NE, Suite 1000
Atlanta, Georgia 30309
(404) 446-0050
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
John S. Gambaccini, Esq.
Andrew A. Gerber, Esq.
Womble Carlyle Sandridge & Rice, LLP
8065 Leesburg Pike, Fourth Floor
Tysons Corner, VA 22182
(703) 394-3310

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box:    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)

Common Stock, $0.01 par value per share(3)

Preferred Stock, $0.01 par value per share(3)

Warrants(3)

Units(4)

Total			$37,500,000	$5,115

(1)
There is being registered hereunder an indeterminate number of shares of common stock and preferred stock, warrants and units as may from time to time be issued in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, for which separate consideration may or may not be received. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $37,500,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered such indeterminate number of securities as may be issued from time to time with respect to securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of the securities registered hereunder will not exceed $37,500,000.

(3)
Includes securities that may be sold from time to time by selling stockholders to be identified at the time of sale.

(4)
Each unit will be issued under a unit agreement, indenture, or other agreement and will represent an interest in one or more shares of common stock, shares of preferred stock or warrants in any combination, which may or may not be separable from each other.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor are we seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated July 19, 2013

PROSPECTUS

Streamline Health Solutions, Inc.

$37,500,000

Common Stock
Preferred Stock
Warrants
Units

        We may offer and sell, from time to time, our common stock, preferred stock, warrants to purchase equity securities or units of such securities at prices and on terms that will be determined at the time of any such offering. Any selling stockholder identified in a prospectus supplement may offer and sell, from time to time, our securities at prices and on terms that will be determined at the time of any such offering.

        The securities offered pursuant to this prospectus may be sold at prevailing market prices or at prices different than prevailing market prices. We or any selling stockholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a delayed or continuous basis. The prospectus supplement for each offering will provide the specific terms of the plan of distribution for that offering.

        Each time our securities are offered under this prospectus, we will provide a prospectus supplement containing more specific information about the particular offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement or free writing prospectus, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or free writing prospectus.

        Our common stock is listed on the Nasdaq Capital Market under the ticker symbol "STRM". We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of those securities, that will be disclosed in a prospectus supplement.

        Investing in our securities involves substantial risks. See "Risk Factors" on page 3 herein and in our Current Report on Form 8-K dated July 19, 2013, which is incorporated by reference herein, as updated and supplemented by our periodic reports and other information filed by us with the Securities and Exchange Commission and incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we or any selling stockholder offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July     , 2013.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "Commission") using a "shelf" registration process. Under this shelf registration process, we or any selling stockholder to be named in a prospectus supplement may, from time to time, offer and/or sell the securities referenced in this prospectus in one or more offerings or resales. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. We may also provide you a free writing prospectus at the time our securities are offered. The prospectus supplement and/or free writing prospectus will contain more specific information about the offering. The prospectus supplement and free writing prospectus may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading "Incorporation of Certain Documents by Reference".

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given below. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. See "Where You Can Find More Information" below.

        You should rely only on the information contained in this prospectus, any applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement, free writing prospectus or incorporated by reference herein. This prospectus may be used only where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement or free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The Commission allows us to "incorporate by reference" into this prospectus the information we have filed with the Commission. This means that we can disclose important information by referring you to those documents. Our Commission filing number is 000-28132. All documents that we file with the Commission on or after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of this offering, will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed "filed" with the Commission under its rules and regulations, including information furnished pursuant to Item 2.02 or 7.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate by reference the following documents that we have filed with the Commission, and any filings that we will make with the Commission in the future, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until this offering is terminated:

  •
  our Annual Report on Form 10-K for the fiscal year ended January 31, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended April 30, 2013;

  •
  our Current Reports on Form 8-K/A filed October 31, 2012 and on Form 8-K filed April 26, May 20, May 29 and July 19, 2013;

  •
  the information contained in our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 26, 2013 and incorporated into Part III of our Annual Report on Form 10-K for the year ended January 31, 2013; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A, filed with the Commission on April 16, 1996.

        Copies of any documents incorporated by reference in this prospectus are available free of charge by writing Streamline Health Solutions, Inc., 1230 Peachtree Street NE, Suite 1000, Atlanta, Georgia 30309, Attention: Investor Relations, or telephoning us at (404) 446-0050.

WHERE YOU CAN FIND MORE INFORMATION

        We file quarterly, annual and other periodic reports, proxy statements and other information with the Commission. Copies of our reports, proxy statements and other information may be inspected and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the Commission. The address of the Commission internet site is www.sec.gov. This information is also available on our website at http://www.streamlinehealth.net. Information contained on these websites is not incorporated by reference into and does not constitute a part of this prospectus.

        We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the securities to be sold hereunder. This prospectus has been filed as part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the Commission. The registration statement is available for inspection and copying as set forth above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements made in this prospectus and any accompanying prospectus supplement that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Certain of these risks and uncertainties are discussed under the heading "Risk Factors" below and may, from time to time, be discussed in our other Commission filings. All forward looking statements should be read with caution and you should not place undue reliance on such statements.

        In addition to statements that explicitly describe such risks and uncertainties, you are urged to consider statements in future or conditional tenses or that include terms such as "believes," "belief,"

"expects," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include statements as to our beliefs and expectations as to future events and trends affecting our business. Forward-looking statements are based upon our current expectations concerning future events and trends and are necessarily subject to uncertainties, many of which are outside of our control. The factors that are discussed herein under the heading "Risk Factors" below and that may, from time to time, be described in our other Commission reports, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from those reflected in or suggested by forward-looking statements. Any forward-looking statement you read in this prospectus and any accompanying prospectus supplement reflects our views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. You should specifically consider the factors identified or referred to in this prospectus, any accompanying prospectus supplement and our other Commission reports, and any subsequent annual or quarterly report that is incorporated by reference into this prospectus, which could cause actual results to differ from those referred to in forward-looking statements.

        Any forward-looking statements are based on our beliefs and assumptions, using information currently available to us. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our periodic reports to the Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus and any accompanying prospectus supplement.

OUR COMPANY

        Unless the context requires otherwise, references to "Streamline Health," "the Company" or to "we," "us," "our" or similar terms are to Streamline Health Solutions, Inc. and its subsidiaries.

        We are a leading provider of SaaS-based healthcare information technology solutions for hospitals and physician groups. Our comprehensive suite of solutions includes: enterprise content management, business analytics, integrated workflow systems, clinical documentation improvement and computer assisted coding. Across the revenue cycle, these solutions offer healthcare enterprises a flexible, customizable way to communicate between disparate departments and information systems to improve processes, boost productivity and optimize clinical, administrative and financial performance.

        We are incorporated under the laws of the State of Delaware. Our executive office is located at 1230 Peachtree Street, NE, Suite 1000, Atlanta Georgia 30309. Our telephone number is (404) 446-0050. Our website is http://www.streamlinehealth.net. Information contained on our website is not incorporated by reference into and does not constitute part of this prospectus.

RISK FACTORS

        Investing in our securities involves risks that could affect us and our business as well as our industry generally. Please see the risk factors discussed herein and in our Current Report on Form 8-K dated July 19, 2013 which is incorporated by reference into this document, as such may be updated and supplemented by our Commission filings. Much of the business information as well as the financial and operational data contained in our risk factors is updated in our periodic reports and current reports, which are also incorporated by reference into this document. Although we believe that we have discussed key factors under the caption "Risk Factors" in our Current Report on Form 8-K dated July 19, 2013 that is incorporated by reference into this document, please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial condition or performance. Before purchasing any of our securities, you should carefully consider the risks discussed herein and in our Current Report on Form 8-K dated July 19, 2013, as well as any future filings that are incorporated by reference herein and the other information provided in any applicable prospectus supplement and any related free writing prospectus. Risks related to any specific securities we offer will be described in the applicable prospectus supplement relating to those securities. Each of the risks described could result in a material decrease in the value of our securities and your investment in them.

USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities offered hereunder for general corporate purposes, working capital, and to finance future acquisitions of other entities or their assets. Other uses, if any, will be discussed by means of prospectus supplement. In the event that any net proceeds are not immediately applied, we may temporarily hold them as cash, deposit them in banks or invest them in cash equivalents or securities that our investment policies permit us to invest in from time to time. We will not receive any proceeds from any sale of securities by any selling stockholder.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS

        The following table contains our combined ratio of earnings to fixed charges and preferred stock dividends for the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	For the Quarter Ended April 30,		For the Year Ended January 31,
	2013	2012	2013	2012	2011	2010	2009
Ratio of earnings to combined fixed charges and preferred stock dividends	*	2.8x	*	1.1x	*	8.5x	*

*
Fixed charges exceeded earnings for the years ended January 31, 2009, 2011 and 2013 and the three months ended April 30, 2013. The amount of the deficiency, or the fixed charge amounts in excess of earnings were approximately $1.4 million, $1.9 million and $8.3 million for the years ended January 31, 2009, 2011 and 2013, respectively, and approximately $2.7 million for the three months ended April 30, 2013.

        We have computed the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and preferred stock dividends. For the purposes of computing these ratios the term:

  •
  "earnings" has been calculated by adding fixed charges to earnings (loss) before income taxes and subtracting interest capitalized;

  •
  "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries, including deemed dividends; and

  •
  "preferred stock dividend" is the amount of pre-tax earnings that is required to pay the dividends on our outstanding preferred stock. We are not currently required to pay dividends on our outstanding preferred stock and do not expect to pay any such dividends in the foreseeable future. See "Description of Capital Stock—Preferred Stock—Outstanding Series A 0% Convertible Preferred Stock—Dividends" below.

DESCRIPTION OF THE SECURITIES WE MAY OFFER

        We may offer, from time to time, shares of our common stock, shares of our preferred stock, warrants to purchase our securities or units, in amounts we will determine from time to time, with a total value of up to $37,500,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. As further described in this prospectus, these summary descriptions are not meant to be complete descriptions of each security. See "Description of Capital Stock," "Description of Warrants" and "Description of Units" below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

        The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

        The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is based upon our Certificate of Incorporation, as amended, our Certificate of Designations, Preferences, Rights and Limitations with respect to our Series A Preferred Stock (as defined below) (the "Certificate of Designation"), our Bylaws and applicable provisions of Delaware law, in each case as currently in effect. The following description is only a summary of the material provisions of our capital stock set forth in our Certificate of Incorporation, as amended, our Certificate of Designation and our Bylaws, each as in effect as of the date of this prospectus, does not purport to be complete and is qualified in its entirety by reference to such documents, the information regarding our capital stock incorporated by reference herein from our Commission filings and the applicable provisions of the Delaware General Corporation Law. The documents governing our capital stock have been filed as exhibits to the registration statement of which this prospectus forms a part.

        The particular terms of any series of preferred stock we offer will be described in the related prospectus supplement. You should read that description, together with the more detailed provisions of our Certificate of Incorporation and the certificate of designations relating to the particular series of preferred stock, for provisions that may be important to you. The certificate of designations relating to each particular series of preferred stock will be filed as an exhibit to a document incorporated by reference into the registration statement of which this prospectus forms a part.

General

        Our authorized capital stock consists of 25,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

        As of the date of this prospectus, we had the following equity securities outstanding:

  •
  13,030,454 shares of common stock, and

  •
  3,999,995 shares of Series A 0% Convertible Preferred Stock.

        The following description of our capital stock does not purport to be complete and is subject to and qualified by our Certificate of Incorporation, as amended, our Certificate of Designation, our

Bylaws, and the applicable provisions of the Delaware General Corporation Law, each as in effect as of the date of this prospectus.

Common Stock

        Nasdaq Listing.    Our common stock is listed on the Nasdaq Capital Market under the symbol "STRM".

        Voting.    Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval, subject in all cases to the rights of any outstanding preferred stock, if any. Holders of our common stock do not have cumulative voting rights.

        Dividends and Other Distributions.    Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to receive such dividends as may be declared from time to time by our Board of Directors from funds legally available therefor. We do not currently pay cash dividends on our common stock, and we currently intend to retain any future earnings for use in our business. Any future determination as to the declaration of dividends on our common stock will be made at the discretion of the Board of Directors and will depend on our earnings, operating and financial condition, capital requirements and other factors deemed relevant by the Board of Directors, including the applicable requirements of the Delaware General Corporation Law, which provides that dividends are payable only out of surplus or net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The payment of dividends on our common stock may be restricted by the provisions of credit agreements or other financing documents that we may enter into or the terms of securities that we may issue from time to time.

        Merger, Consolidation or Sale of Assets.    Subject to any preferential rights of any outstanding preferred stock, if any, holders of our common stock shall be entitled to receive all cash, securities and other property received by us pro rata on the basis of the number of shares of common stock held by each of them in any of the following situations: (1) our merger or consolidation with or into another corporation in which we do not survive, (2) the sale or transfer of all or substantially all of our assets to another entity or (3) a merger or consolidation in which we are the surviving entity but the common stock shall be exchanged for stock, securities or property of another entity.

        Distribution on Dissolution.    After payment or provision for all liabilities, and subject to any preferential rights of any outstanding preferred stock, if any, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive a portion of the remaining funds to be distributed. Such funds shall be paid to the holders of our common stock pro rata on the basis of the number of shares of common stock held by each of them.

        Other Rights.    The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock. Holders of our common stock do not have any preemptive rights enabling such holder to purchase, subscribe for or receive shares of any class of our common stock or any other securities convertible into shares of any class of our common stock or any redemption rights.

        All outstanding shares of our common stock are fully paid and non-assessable.

        The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, those of the holders of preferred stock, and will be subject to those of the holders of any shares of our preferred stock that we may issue in the future.

Preferred Stock

        Under our Certificate of Incorporation, as amended, our Board of Directors has the authority, without further action by stockholders, to designate up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, powers or rights granted to or imposed upon the preferred stock, and any qualifications, restrictions and limitations thereof, including, without limitation, dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

  Outstanding Series A 0% Convertible Preferred Stock.

        In August 2012, our Board of Directors designated 4,000,000 shares of the preferred stock as Series A 0% Convertible Preferred Stock, par value of $0.01 per share (the "Series A Preferred Stock"). As of the date of this prospectus, we have 3,999,995 shares of Series A Preferred Stock outstanding.

        Optional Conversion by the Holder.    The Series A Preferred Stock is convertible at any time into shares of our common stock at the option of the holder based upon the initial issuance price of $3.00 divided by a conversion price of $3.00 per share (subject to adjustment for stock splits, stock dividends, reclassifications and certain other fundamental transactions). This represents a one-for-one conversion ratio where each share of Series A Preferred Stock would convert into one share of our common stock. However, pursuant to the Certificate of Designation, each holder of shares of the Series A Preferred Stock will not have the right to convert any portion of the Series A Preferred Stock into shares of our common stock to the extent that such conversion would result in a holder beneficially owning (together with its affiliates) a number of shares of our common stock in excess of 9.985% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares issuable upon such conversion. Each holder may increase or decrease its percentage limitation by providing us with 61 days prior notice of such change. As of the date of this prospectus, holders of 1,666,666 shares of our Series A preferred opted out of such beneficial ownership limitation prior to the issuance of their shares of Series A Preferred Stock.

        Automatic Conversion by the Company.    We have the right to force automatic conversion of the shares of Series A Preferred Stock into shares of our common stock based upon a conversion price of $3.00 per share (subject to adjustment for stock splits, stock dividends, reclassifications and certain other fundamental transactions) at such time as all of the following conditions are contemporaneously satisfied:

  •
  Our common stock is listed for trading on the Nasdaq Capital Market or certain other approved exchanges;

  •
  The arithmetic average of the daily volume weighted average price of our common stock for the 10 day period immediately prior to such measurement date is greater than $8.00 per share (subject to adjustment for stock splits, stock dividends, reclassifications and certain other fundamental transactions);

  •
  The average daily trading volume for the 60 day period immediately prior to such measurement date exceeds 100,000 shares (subject to adjustment for stock splits, stock dividends, reclassifications and certain other fundamental transactions); and

  •
  We are at such time in good compliance with the Nasdaq Capital Market or such other approved exchange on which our shares of common stock are then listed for trading.

        Dividends.    Holders of the Series A Preferred Stock are entitled to receive dividends on shares of Series A Preferred Stock equal to (on an as-if-converted-to-common-stock basis) and in the same form as dividends (other than dividends in the form of common stock) actually paid on shares of our common stock when, as, and if such dividends are paid on shares of our common stock. No other dividends will be paid on shares of the Series A Preferred Stock.

        Voting and Approval Rights.    Except as detailed below or as otherwise required by law or Nasdaq rule, the holders of the Series A Preferred Stock vote on a modified as-if-converted-to-common-stock basis with our common stock and do not vote separately as a class. Each holder of Series A Preferred Stock is entitled to such number of votes equal to the total number of shares of Series A Preferred Stock held multiplied by 75%, rounded down to the nearest whole share. See the discussion above in "Optional Conversion by the Holder" for a discussion on certain beneficial ownership limitations. Notwithstanding the foregoing, so long as any shares of Series A Preferred Stock remain outstanding we may not, without the affirmative vote of the holders of at least 67% of the then outstanding shares of the Series A Preferred Stock:

  •
  Alter or change adversely the power, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation that created the Series A Preferred Stock;

  •
  Authorize, create, offer or sell any class of stock ranking as to any terms (including, without limitation, dividends, redemption or distribution of assets upon a liquidation) pari passu with or senior to the Series A Preferred Stock;

  •
  Offer to sell any debt securities that are senior in payment to the Series A Preferred Stock;

  •
  Effect a stock split or reverse stock split of the Series A Preferred Stock or undertake any like event;

  •
  Amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series A Preferred Stock; or

  •
  Increase the number of authorized shares of Series A Preferred Stock.

At such time as less than 5% of the aggregate total shares of Series A Preferred Stock that were ever issued and outstanding remain issued and outstanding, then we may without the affirmative vote or consent of any holder of Series A Preferred Stock do any of the following:

  •
  Authorize, create, offer or sell any class of stock ranking as to any terms (including, without limitations, dividends, redemption or distribution of assets upon a liquidation) pari passu with or senior to the Series A Preferred Stock;

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  Offer to sell any debt securities that are senior in payment to the Series A Preferred Stock; or

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  Amend our certificate of incorporation or other charter documents (other than the Certificate of Designation that created the Series A Preferred Stock) to permit the actions described in the prior two bullet points.

        Liquidation Preference.    Upon a liquidation, dissolution or winding-up of our business, the holders of the Series A Preferred Stock are entitled to receive, in preference to any distributions of any of the assets or surplus funds legally available for distribution to holders of our junior securities (including common stock), an amount equal to the greater of (i) $3.00 per share, plus accrued and unpaid dividends then due and owing on the Series A Preferred Stock, if any, and (ii) an amount per share of Series A Preferred Stock, with respect to each share of Series A Preferred Stock, equal to the amount that the holder thereof would be entitled upon liquidation, dissolution or winding-up of our business as if such share of Series A Preferred Stock had been converted into common stock immediately prior to such liquidation, dissolution or winding-up.

        Redemption Rights.    At any time following August 31, 2016, each share of Series A Preferred Stock will be redeemable at the option of the holder thereof for an amount equal to $3.00 (the initial issuance price of such share), adjusted to reflect any stock splits, stock dividends or like events.

        Upon the conversion, redemption or other reacquisition by us of any shares of Series A Preferred Stock, we may not reissue such shares of Series A Preferred Stock. The shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series A 0% Convertible Preferred Stock, par value of $0.01 per share.

  Future Series of Preferred Stock.

        The Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval up to the maximum of 5,000,000 shares of preferred stock that are currently authorized. Including the currently outstanding shares of our Series A Preferred Stock, as of the date of this prospectus, our Board of Directors has the authority to issue an additional 1,000,005 shares of preferred stock.

        Subject to the provisions of our Certificate of Incorporation, as amended, and limitations prescribed by law, the Board of Directors is authorized to adopt resolutions, without any action or vote by our stockholders, that set forth the terms and rights of any future series of preferred stock. Those terms and rights may include:

  •
  the designation of the series;

  •
  the number of shares of the series, which number the Board of Directors may thereafter, except where otherwise provided in the applicable certificate of designation, increase or decrease, but not below the number of shares thereof then outstanding;

  •
  whether dividends, if any, will be cumulative or noncumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

  •
  the rate of any dividends or method of determining such dividends payable to the holders of the shares of such series, any conditions upon which such dividends will be paid and the date or dates or the method for determining the date or dates upon which such dividends will be payable;

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  the redemption rights and prices, if any, for shares of the series;

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  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

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  the amounts payable on and the preferences, if any, of shares of the series in the event of our voluntary or involuntary liquidation, dissolution, or winding up;

  •
  whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares will be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

  •
  restrictions on the issuance of shares of the same series or of any other class or series;

  •
  the voting rights, if any, of the holders of the shares of the series; and

  •
  any other relative rights, preferences and limitations of such series.

        One of the effects of the Board of Directors' right to designate and issue preferred stock without stockholder approval may be to enable the Board of Directors to discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise. Furthermore, the issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:

  •
  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

  •
  adversely impacting the market price of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying, deterring or preventing a change in control without further action by the stockholders.

        Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 750 Golden, CO 80401. We are the transfer agent for our Series A 0% Convertible Preferred Stock.

Limitation of Director Liability

        Our Certificate of Incorporation, as amended, contains a provision that limits the liability of our directors as permitted under Section 102(b)(7) of the Delaware General Corporation Law. The provision eliminates a director's personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to us or our stockholders, (B) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (C) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the Delaware General Corporation Law or (D) for any transaction from which the director derives an improper personal benefit.

Delaware Anti-Takeover Law and Provisions of our Charter and Bylaws

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  prior to the date of such business combination, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers of the corporation and (b) shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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  on or subsequent to the date of such business combination, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines a business combination to include:

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  any merger or consolidation involving the corporation and the interested stockholder or any merger or consolidated involving the corporation and another entity that is caused by the interested stockholder;

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  any sale, lease, exchange, mortgage, pledge, transfer or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

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  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

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  any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any affiliate or associate of such entity or person.

        Our Charter and Bylaws.    Provisions of our Charter and Bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our Charter and Bylaws:

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  permit our board of directors to issue up to 5,000,000 shares of preferred stock, with such designations, powers, preferences and rights as our Board of Directors may authorize (including the right to approve an acquisition or other change in control);

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  provide that the authorized number of directors may be changed only by the board of directors;

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  provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum; and

  •
  do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose).

        The amendment or repeal of any of these provisions of our Charter or Bylaws would require approval of a majority of our then outstanding shares of capital stock entitled to vote on such amendment. Our Bylaws may also be amended by an affirmative vote of a majority of the entire Board of Directors.

DESCRIPTION OF WARRANTS

        We may issue, either separately or together with other securities, warrants for the purchase of any securities hereunder, including any combination of, common stock or preferred stock that we may sell. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Any warrants may be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered. Copies of the form of agreement for each warrant and the warrant certificate, if any, which we refer to collectively as "warrant agreements," and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

        The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of such warrants and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement for additional information before you purchase any of our warrants.

General

        The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

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  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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  the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  if applicable, the date from and after which the warrants and the common stock will be separately transferable;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the anti-dilution provisions of the warrants, if any;

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  any redemption, put or call provisions;

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  whether the warrants are to be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

        The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement or certificate relating to the warrants being offered.

No Rights of Security Holder Prior to Exercise

        Before the exercise of their warrants and their registration as holders of the underlying securities, holders of warrants will not have any of the rights of registered holders of the underlying securities purchasable upon the exercise of the warrants and will not be entitled to, among other things, vote or receive dividend or interest payments or similar distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

        This section describes some of the general terms and provisions applicable to units we may issue from time to time. We will describe the specific terms of a series of units and the applicable unit agreement in the applicable prospectus supplement. The following description and any description of the units in the applicable prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable unit agreement. A form of the unit agreement reflecting the particular terms and provisions of a series of offered units will be filed with the Commission in connection with the offering and incorporated by reference in the registration statement and this prospectus.

        We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

        We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  the aggregate number of, and the price at which we will issue, the units any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

  •
  whether the units will be issued in fully registered or global form;

  •
  the name of the unit agent;

  •
  a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

  •
  if applicable, a discussion of the U.S. federal income tax consequences; and

  •
  whether the units will be listed on any securities exchange.

SELLING STOCKHOLDERS

        The shares of our securities included in the registration statement of which this prospectus forms a part may be offered and sold by any selling stockholder to be named in a prospectus supplement. Any shares of preferred stock and warrants to be sold by selling stockholders hereunder were issued as part of a private placement of the Company's Series A 0% Convertible Preferred Stock and warrants to purchase shares of the Company's common stock in August 2012. Any shares of common stock to be sold by selling stockholders hereunder were issued in various transactions occurring from time to time prior to the date of this prospectus. We have registered these securities to permit selling stockholders to resell their shares when they deem appropriate. A selling stockholder may resell all, a portion or none of such stockholder's shares at any time and from time to time, so long as a prospectus supplement is available. Selling stockholders also may sell, transfer or otherwise dispose of some or all of their shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling stockholder may offer shares of our securities for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of securities by any selling stockholder under this prospectus and any applicable prospectus supplement. Unless otherwise stated in any applicable prospectus supplement, we do not expect to pay any expenses incurred with respect to the registration of the shares of our securities owned by any selling stockholder and we expect underwriting fees, discounts or commissions, to be borne by such selling stockholders. We will provide you with a prospectus supplement naming any selling stockholder, the amount and type of securities to be registered and sold and any other terms of the securities being sold by each such selling stockholder. In connection with any offering of their securities, selling stockholders may be deemed "underwriters" as defined under the Securities Act.

PLAN OF DISTRIBUTION

        We or any selling stockholder may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

  •
  directly to purchasers;

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  through underwriters;

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  through dealers;

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  through agents;

  •
  through any combination of these methods; or

  •
  through any other method permitted by applicable law and described in a prospectus supplement.

        Each prospectus supplement relating to an offering of securities will set forth the specific plan of distribution and state the terms of the offering, including:

  •
  the method of distribution of the securities offered therein;

  •
  the names of any underwriters, dealers, or agents;

  •
  the public offering or purchase price of the offered securities and the net proceeds that we will receive from the sale;

  •
  any underwriting discounts, commissions or other items constituting underwriters' compensation;

  •
  any discounts, commissions, or fees allowed, re-allowed or paid to dealers or agents; and

  •
  any securities exchange on which the offered securities may be listed.

        Any initial public offering price and any discounts, commissions, fees or concessions allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Distribution Through Underwriters

        We or any selling stockholder may offer and sell our securities from time to time to one or more underwriters who would purchase the securities as principal for resale to the public, either on a firm commitment or best efforts basis. If underwriters are used in the sale of our securities, we or any selling stockholder will execute an underwriting agreement with them at the time of the sale and will name them in the applicable prospectus supplement. In connection with these sales, the underwriters may be deemed to have received compensation from us or any selling stockholder in the form of underwriting discounts and commissions. The underwriters also may receive commissions from purchasers of securities for whom they may act as agent. Unless we or any selling stockholder specify otherwise in the applicable prospectus supplement, the underwriters will not be obligated to purchase the securities unless the conditions set forth in the underwriting agreement are satisfied, and if the underwriters purchase any of the securities, they generally will be required to purchase all of the offered securities. The underwriters may acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

        We or any selling stockholder may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of any dealers and the terms of the transaction in the applicable prospectus supplement.

Distribution Through Agents

        We or any selling stockholder may offer and sell our securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale, and describe any commissions payable by us or any selling stockholder in the applicable prospectus supplement. Unless we or any selling stockholder specify otherwise in the applicable prospectus supplement, the agent will be acting on a best efforts basis during the appointment period. The agent may make sales in privately negotiated transactions and by any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the Nasdaq Capital Market, or sales made to or through a market maker other than on an exchange.

Direct Sales

        We or any selling stockholder may sell directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters, as defined in the Securities Act, for any resale of the securities. We will describe the terms of any sales of this kind in the applicable prospectus supplement.

General Information

        Selling stockholders, underwriters, dealers or agents participating in an offering of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, may be deemed to be underwriting discounts and commissions under the Securities Act.

        We or any selling stockholder may offer to sell securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Securities may be sold in connection with a remarketing after their purchase by one or more firms acting as principal for their own accounts or as our agent or as agent for the selling stockholders. In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

        In connection with an underwritten offering of the securities, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. The underwriters may enter bids for, and purchase, securities in the open market in order to stabilize the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. In addition, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. Those activities, if commenced, may be discontinued at any time.

        Ordinarily, each issue of securities will be a new issue, and there will be no established trading market for any security other than our common stock, which is listed on the Nasdaq Capital Market under the symbol "STRM", prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom or agents through whom the offered securities are sold for offering and sale may make a market in the offered securities. However, any underwriters or agents that make a market will not be obligated to do so and may stop doing so at any time without notice. We cannot assure you that there will be a liquid trading market for the offered securities.

        We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the related prospectus supplement, and the related prospectus supplement will set forth any commissions we or any selling stockholder pay for solicitation of these contracts.

        We may offer subscription rights to our existing stockholders to purchase additional shares of our common stock, preferred stock or any combination thereof. For any particular subscription rights, the applicable prospectus supplement will describe the terms of such rights, including the period during which such rights may be exercised, the manner of exercising such rights, the transferability of such rights and the number of shares of common stock or preferred stock that may be purchased in connection with each right and the subscription price for the purchase of such shares. In connection with a rights offering, we may enter into a separate agreement with one or more underwriters or standby purchasers to purchase any shares of our common stock or preferred stock not subscribed for in the rights offering by existing stockholders. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Under agreements entered into with us or any selling stockholder, underwriters and agents may be entitled to indemnification by us or any selling stockholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments the underwriters or agents may be required to make.

        The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker-dealer will not exceed the then current allowable percentage of the initial gross proceeds from the sale of any security being sold.

        Although we expect that delivery of securities generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we may specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than three business days after the trade date, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

Conflict of Interest

        We may engage underwriters, dealers and agents in connection with the offering of any of the securities described in this prospectus, some of whom may have a "conflict of interest", as such term is defined by the Financial Industry Regulatory Authority, Inc. In the event an underwriter, dealer or agent who is participating in the offering has a conflict of interest, we will describe the nature of the conflict in the applicable prospectus supplement, and, if applicable, the name of the underwriter, dealer or agent who is acting as the "qualified independent underwriter" and its role and responsibilities in the offering.

        The underwriters, dealers and agents that we may use, as well as their affiliates, may engage in financial or other business transactions with, or perform other services for, us and our subsidiaries in the ordinary course of business and may receive a portion of the proceeds from this offering.

LEGAL MATTERS

        Unless stated otherwise in the applicable prospectus supplement, the validity of the securities to be issued by us through this prospectus will be passed upon for us by Womble Carlyle Sandridge & Rice, LLP. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues related to the offering of securities pursuant to this prospectus.

 EXPERTS

        The financial statements and schedule as of January 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Meta Health Technology, Inc. as of and for the years ended December 31, 2011 and 2010, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Habif, Arogeti & Wynne, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

        In April 2013, the Audit Committee of our Board of Directors approved the engagement of KPMG LLP as our independent registered public accounting firm for the fiscal year ended January 31, 2014, effective May 1, 2013. The dismissal of BDO USA, LLP was effective April 30, 2013. Additional information regarding the change in our independent registered public accounting firm can be found in our Current Report on Form 8-K dated April 26, 2013, which is incorporated by reference into this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated fees and expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated, except for the SEC registration fee.

SEC Registration Fee	$5,115
Accounting Fees and Expenses	25,000
Legal Fees and Expenses	20,000
Printing Expenses	8,000
Total	$58,115

Item 15.    Indemnification of Directors and Officers

        Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

        Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

        Article Ninth of our Certificate of Incorporation, as amended to date (the "Charter"), contains provisions permitted by Section 102 of the Delaware General Corporation Law, which eliminate personal liability of members of our board of directors for violations of their fiduciary duty of care. Neither the Delaware General Corporation Law nor our Charter, however, limits the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase under circumstances where such payment or repurchase is not permitted under the Delaware General Corporation Law, or obtaining an improper personal benefit.

        Article Eighth of our Charter and Article VII of our Bylaws, as amended to date (the "Bylaws"), provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Article Eighth of our Charter and Article VII of the Bylaws further provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Article Eighth of our Charter and Article VII of the Bylaws further provides for indemnification against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense of any claim, issue or matter to the extent that a director or officer of the Company or a person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any such action, suit or proceeding. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company.

        In addition, Article Eighth of our Charter and Article VII of the Bylaws provides that the right to indemnification and advancement of expenses shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Furthermore, Article Eighth of our Charter and Article VII of the Bylaws authorizes us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not we would have the power to indemnify such person against such liability under the provisions of Section 145 of the Delaware General Corporation Law.

        We have entered into indemnification agreements with each of our directors and officers. These agreements provide that we will indemnify each of our directors and officers and such entities to the fullest extent permitted by law.

        We also currently maintain an insurance policy that provides coverage pursuant to which we are to be reimbursed for amounts that we are required or permitted by law to pay to indemnify directors and officers.

Item 16.    Exhibits

Exhibit	Description of Exhibit
1	Form of Underwriting Agreement.**
3(a)
Certificate of Incorporation of Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc., incorporated herein by reference to Exhibit 3.1 of the Registrant's (LanVision Systems, Inc.) Registration Statement on Form S-1, File Number 333-01494, as filed with the Commission on April 15, 1996.
3(b)
Certificate of Incorporation of Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc., Amendment No. 1, incorporated herein by reference to Exhibit 3.1(b) of the Registrant's Quarterly Report on Form 10-Q, as filed with the Commission on September 8, 2006.
3(c)
Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock, incorporated herein by reference to Exhibit 10.8 of the Registrant's Current Report on Form 8-K, as filed with the Commission on August 21, 2012.
3(d)	Bylaws of Streamline Health Solutions, Inc., incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on From 10-Q, as filed with the Commission on September 9, 2010.
4(a)
Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's (LanVision System, Inc.) Registration Statement on Form S-1, File Number 333-01494, as filed with the Commission on April 15, 1996.
4(b)	Specimen Series A 0% Convertible Preferred Stock Certificate.*
4(c)	Form of Certificate of Designation (for Preferred Stock).**
4(d)	Specimen Preferred Stock Certificate.**
4(e)	Form of Warrant Agreement with respect to Warrants to purchase Common Stock.**
4(f)	Form of Warrant Certificate.**
4(g)	Form of Unit Agreement.**
4(h)	Form of Unit Certificate.**
5	Opinion of Womble Carlyle Sandridge & Rice LLP as to the validity of the securities.*
12	Computation of Ratio of Earnings to Fixed Charges.*

Exhibit	Description of Exhibit
23(a)	Consent of Independent Registered Public Accounting Firm—BDO USA, LLP.*
23(b)	Consent of Independent Registered Public Accounting Firm—Habif, Arogeti & Wynne, LLP.*
23(c)	Consent of Womble Carlyle Sandridge & Rice LLP (included in Exhibit 5(a)).*
24	Power of Attorney (Included on signature page hereto).

*
Filed herewith.

**
To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.    Undertakings

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 19, 2013.

STREAMLINE HEALTH SOLUTIONS, INC.
By:	/s/ NICHOLAS A. MEEKS Nicholas A. Meeks Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Nicholas A. Meeks and Carolyn Zelnio, or either of them, as his or her true and lawful attorney-in-fact and agents, with full power and substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT E. WATSON Robert E. Watson	President, Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2013
/s/ NICHOLAS A. MEEKS Nicholas A. Meeks	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 19, 2013
/s/ CAROLYN ZELNIO Carolyn Zelnio	Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 19, 2013
/s/ MICHAEL K. KAPLAN Michael K. Kaplan	Director	July 19, 2013
/s/ ALLEN S. MOSELEY Allen S. Moseley	Director	July 19, 2013
/s/ JONATHAN R. PHILLIPS Jonathan R. Phillips	Director	July 19, 2013
/s/ ANDREW L. TURNER Andrew L. Turner	Director	July 19, 2013
/s/ MICHAEL G. VALENTINE Michael G. Valentine	Director	July 19, 2013
/s/ EDWARD J. VONDERBRINK Edward J. VonderBrink	Director	July 19, 2013

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
1	Form of Underwriting Agreement.**
3(a)
Certificate of Incorporation of Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc., incorporated herein by reference to Exhibit 3.1 of the Registrant's (LanVision Systems, Inc.) Registration Statement on Form S-1, File Number 333-01494, as filed with the Commission on April 15, 1996.
3(b)
Certificate of Incorporation of Streamline Health Solutions, Inc. f/k/a LanVision Systems, Inc., Amendment No. 1, incorporated herein by reference to Exhibit 3.1(b) of the Registrant's Quarterly Report on Form 10-Q, as filed with the Commission on September 8, 2006.
3(c)
Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock, incorporated herein by reference to Exhibit 10.8 of the Registrant's Current Report on Form 8-K, as filed with the Commission on August 21, 2012.
3(d)	Bylaws of Streamline Health Solutions, Inc., incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on From 10-Q, as filed with the Commission on September 9, 2010.
4(a)
Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the Registrant's (LanVision System, Inc.) Registration Statement on Form S-1, File Number 333-01494, as filed with the Commission on April 15, 1996.
4(b)	Specimen Series A 0% Convertible Preferred Stock Certificate.*
4(c)	Form of Certificate of Designation (for Preferred Stock).**
4(d)	Specimen Preferred Stock Certificate.**
4(e)	Form of Warrant Agreement with respect to Warrants to purchase Common Stock.**
4(f)	Form of Warrant Certificate.**
4(g)	Form of Unit Agreement.**
4(h)	Form of Unit Certificate.**
5	Opinion of Womble Carlyle Sandridge & Rice LLP as to the validity of the securities.*
12	Computation of Ratio of Earnings to Fixed Charges.*
23(a)	Consent of Independent Registered Public Accounting Firm—BDO USA, LLP.*
23(b)	Consent of Independent Registered Public Accounting Firm—Habif, Arogeti & Wynne, LLP.*
23(c)	Consent of Womble Carlyle Sandridge & Rice LLP (included in Exhibit 5(a)).*
24	Power of Attorney (Included on signature page hereto).

*
Filed herewith.

**
To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by a post-effective amendment to this Registration Statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.